Exhibit 99.1

NEWS RELEASE
For Immediate Release:
May 6, 2024
Sterling Reports Record First Quarter 2024 Results
THE WOODLANDS, TX – May 6, 2024 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the first quarter 2024.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
First Quarter 2024 Results
•Revenues of $440.4 million, an increase of 9%
•Gross margin of 17.5%, an increase from 15.3%
•Net Income of $31.0 million, or $1.00 per diluted share, an increase of 58% and 56%, respectively
•EBITDA(1) of $55.7 million, an increase of 21%
•Cash flows from operations totaled $49.6 million for the first quarter
•Cash and Cash Equivalents totaled $480.4 million at March 31, 2024
•Backlog at March 31, 2024 was $2.35 billion
•Combined backlog(2) at March 31, 2024 was $2.42 billion
CEO Remarks and Outlook
“We had a great start to the year, growing revenue 9%, driving gross margins to a new first quarter high of 17.5%, and delivering EPS of $1.00. This was achieved despite the challenging weather in January and February. Had the weather cooperated, the quarter would have been even better,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We closed the first quarter with backlog of over $2.35 billion, a 45% increase from first quarter 2023 levels, providing strong visibility for the remainder of the year and into 2025. Awards in the quarter of $642 million represent a 1.8x book-to-burn ratio and reflect strength in the data center and aviation markets. Cash flow from operations was $50 million and our balance sheet remains in great shape. We are working diligently to find the right deals that would grow the company and enhance our service offering.”
“The trends across each of our business segments remain strong. In E-Infrastructure Solutions, we expanded operating margins by 294 basis points and grew operating profit by 12% as we continue to shift toward large, mission critical projects. E-Infrastructure revenue declined 10%, driven predominantly by weather impacts across the east coast and the timing of scheduled project starts. We continue to expect high single to low double-digit revenue growth in the E-Infrastructure segment in 2024. E-Infrastructure awards of $332 million reflect continued strength in the data center market. Transportation Solutions had another excellent quarter, with revenue growth of 34% and operating profit growth of 53%. We are seeing broad-based demand across our Transportation Solutions footprint and end markets. Building Solutions revenue grew 23% and operating profit grew 70%, reflecting strength in our residential slab business and excellent performance at the recently acquired Professional Plumbers Group (PPG). Our commercial business declined in the quarter, which was in line with our expectations,” continued Mr. Cutillo.

“We believe 2024 will be another excellent year for Sterling. With the strong first quarter results along with our backlog position, we are trending toward the high end of our guidance for the year. We are maintaining our full year revenue and EBITDA guidance and are raising our net income and diluted EPS guidance to reflect lowered net interest expense and
(1) See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $67.6 million and $303.2 million at March 31, 2024 and December 31, 2023, respectively.

tax rate expectations for the year. Based on the high end of our 2024 guidance, our revenue would grow 12%, our net income would increase 23% and our EBITDA would improve 16%,” Mr. Cutillo concluded.
Full Year 2024 Guidance
•Revenue of $2.125 billion to $2.215 billion
•Net Income of $160 million to $170 million
•Diluted EPS of $5.00 to $5.30
•EBITDA(1) of $285 million to $300 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, May 7, 2024 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, and plumbing services for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) See the “Non-GAAP Measures” and “EBITDA Guidance Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Revenues	$440,360	$403,579
Cost of revenues	(363,456)	(341,837)
Gross profit	76,904	61,742
General and administrative expense	(27,298)	(23,321)
Intangible asset amortization	(4,297)	(3,736)
Acquisition related costs	(36)	(190)
Other operating expense, net	(3,148)	(1,868)
Operating income	42,125	32,627
Interest income	5,902	1,974
Interest expense	(6,664)	(7,528)
Income before income taxes	41,363	27,073
Income tax expense	(7,604)	(7,033)
Net income, including noncontrolling interests	33,759	20,040
Less: Net income attributable to noncontrolling interests	(2,711)	(391)
Net income attributable to Sterling common stockholders	$31,048	$19,649

Net income per share attributable to Sterling common stockholders:
Basic	$1.00	$0.64
Diluted	$1.00	$0.64

Weighted average common shares outstanding:
Basic	30,977	30,618
Diluted	31,186	30,789

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Revenues	2024	% of Revenue	2023	% of Revenue
E-Infrastructure Solutions	$184,476	42%	$205,840	51%
Transportation Solutions	148,969	34%	111,139	28%
Building Solutions	106,915	24%	86,600	21%
Total Revenues	$440,360		$403,579

Operating Income
E-Infrastructure Solutions	$27,169	14.7%	$24,269	11.8%
Transportation Solutions	8,132	5.5%	5,306	4.8%
Building Solutions	14,775	13.8%	8,701	10.0%
Segment Operating Income	50,076	11.4%	38,276	9.5%
Corporate G&A Expense	(7,915)		(5,459)
Acquisition Related Costs	(36)		(190)
Total Operating Income	$42,125	9.6%	$32,627	8.1%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$480,414	$471,563
Accounts receivable	274,010	252,435
Contract assets	88,329	88,600
Receivables from and equity in construction joint ventures	18,222	17,506
Other current assets	17,883	17,875
Total current assets	878,858	847,979
Property and equipment, net	258,802	243,648
Operating lease right-of-use assets, net	55,169	57,235
Goodwill	281,363	281,117
Other intangibles, net	324,100	328,397
Other non-current assets, net	19,204	18,808
Total assets	$1,817,496	$1,777,184
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$135,426	$145,968
Contract liabilities	485,049	444,160
Current maturities of long-term debt	26,469	26,520
Current portion of long-term lease obligations	19,143	19,641
Accrued compensation	19,831	27,758
Other current liabilities	19,799	14,121
Total current liabilities	705,717	678,168
Long-term debt	308,721	314,996
Long-term lease obligations	36,180	37,722
Members’ interest subject to mandatory redemption and undistributed earnings	19,097	29,108
Deferred tax liability, net	78,303	76,764
Other long-term liabilities	17,261	16,573
Total liabilities	1,165,279	1,153,331
Stockholders’ equity:
Common stock	311	309
Additional paid in capital	288,173	293,570
Retained earnings	356,082	325,034
Total Sterling stockholders’ equity	644,566	618,913
Noncontrolling interests	7,651	4,940
Total stockholders’ equity	652,217	623,853
Total liabilities and stockholders’ equity	$1,817,496	$1,777,184

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$33,759	$20,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,258	13,692
Amortization of debt issuance costs and non-cash interest	305	422
Gain on disposal of property and equipment	(585)	(1,672)
Deferred taxes	1,517	2,728
Stock-based compensation	4,586	3,240
Changes in operating assets and liabilities	(6,249)	10,608
Net cash provided by operating activities	49,591	49,058
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,016)	—
Disposition proceeds	—	14,000
Capital expenditures	(22,432)	(14,221)
Proceeds from sale of property and equipment	2,401	6,726
Net cash (used in) provided by investing activities	(21,047)	6,505
Cash flows from financing activities:
Repayments of debt	(6,678)	(30,843)
Withholding taxes paid on net share settlement of equity awards	(13,015)	(4,288)
Net cash used in financing activities	(19,693)	(35,131)
Net change in cash, cash equivalents, and restricted cash	8,851	20,432
Cash, cash equivalents and restricted cash at beginning of period	471,563	185,265
Cash, cash equivalents and restricted cash at end of period	480,414	205,697
Less: restricted cash	—	(3,121)
Cash and cash equivalents at end of period	$480,414	$202,576

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income attributable to Sterling common stockholders	$31,048	$19,649
Depreciation and amortization	16,258	13,692
Interest expense, net of interest income	762	5,554
Income tax expense	7,604	7,033
EBITDA(1)	55,672	45,928
Acquisition related costs	36	190
Adjusted EBITDA(2)	$55,708	$46,118

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines adjusted EBITDA as EBITDA excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2024 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$160	$170
Depreciation and amortization	65	66
Interest expense, net of interest income	3	4
Income tax expense	57	60
EBITDA (1)	$285	$300

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.